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                                                                    EXHIBIT 21.1

                                  BEST BUY CO., INC.
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                            SUBSIDIARIES OF THE REGISTRANT
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                                         Incorporated In
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BBC Property Co.                            Minnesota

BBC Investment Co.                          Nevada

Best Buy Concepts, Inc.                     Nevada

Best Buy Stores, L.P.                       Delaware

Best Buy Capital, L.P.                      Minnesota